SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	September 7, 2006
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2006 (the “Effective Date”), Strategic Hotels & Resorts, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with the Company’s president and chief executive officer, Laurence S. Geller, pursuant to which Mr. Geller will serve as the Company’s president and chief executive officer through December 31, 2009 (the “Agreement Term”), subject to earlier termination under certain circumstances as described below. The Agreement also obligates the Company to nominate Mr. Geller for election to the Company’s board of directors (the “Board”) during the Agreement Term.

Under the Agreement, Mr. Geller will receive a base salary at an annual rate of $750,000, which may be increased from time to time, subject to annual review by the compensation committee (the “Committee”) of the Board. For fiscal year 2006 and each subsequent fiscal year, Mr. Geller will be eligible to receive an annual cash performance-based bonus between $500,000 and $1,500,000 based on the achievement of specified levels of budgeted funds from operations (“FFO”) per share. The Committee may in its discretion award additional incentive compensation during the Agreement Term.

Pursuant to the Agreement, Mr. Geller was granted, as of the Effective Date and pursuant to the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), a long-term incentive award with a target grant date value as of the Effective Date of $6,000,000 (the “Award”). The Award was comprised of three components as follows: (i) 40% of the grant date value ($2,400,000) (based on a binomial option valuation) was granted in the form of stock options to purchase 669,797 shares of common stock at a $20.40 per share exercise price (the “Options”), (ii) 40% of the grant date value ($2,400,000) was granted in the form of performance-based restricted share units providing a right to earn 117,647 shares of common stock (the “Target Shares”) at target performance (the “Performance Shares”) and (iii) 20% of the grant date value ($1,200,000) was granted in the form of time-based restricted share units providing a right to obtain 58,824 shares of common stock (the “RSUs”). The components of the Award will be earned and vested, unless otherwise accelerated, only to the extent of the achievement of certain performance and/or service goals as follows. The Options will vest in three equal annual installments beginning on December 31, 2008, subject to acceleration upon certain events, and once vested, will remain exercisable for up to ten years after the Effective Date subject to earlier termination upon certain events and other terms of the Agreement. A number of Performance Shares ranging from 50% to 150% of 67% of the Target Shares multiplied by one-third may be earned in each of three successive annual installments beginning on December 31, 2007 based on the achievement of specified levels of budgeted FFO per share and a number of Performance Shares ranging from 50% to 200% of 33% of the Target Shares multiplied by one-third may be earned in three successive annual installments beginning on December 31, 2007 based on the achievement of specified relative total shareholder return performance measured against the Bloomberg Hotel REIT Index, and in each case, to the extent earned will vest one year after they are earned, each subject to acceleration upon certain events and other terms of the Agreement. The RSUs will vest in three equal annual installments beginning on December 31, 2008, subject to acceleration upon certain events and other terms of the Agreement. Each RSU, Performance Share and any stock-based awards granted to Mr. Geller prior to the Effective Date will accrue dividend equivalents until the delivery date. The Award is also subject to the terms and conditions of the 2004 Plan.

                The Agreement Term will automatically be extended for 12-month periods, unless the Company or Mr. Geller give the other party notice to the contrary by October 1, 2009 or by October 1 of any succeeding year, except that upon a Change in Control (as defined in the Agreement) Mr. Geller will serve for 24 months from the date of the Change in Control.

The Company may terminate Mr. Geller’s employment upon his death, upon a disability as defined in the Agreement or for conduct defined as “cause” in the Agreement. Mr. Geller’s termination of employment will be considered a constructive termination if, without his written consent, the Company, among other things, reduces his salary or bonus opportunity, materially reduces his duties or authority or relocates its principal offices outside the Chicago metropolitan area. The Company may also terminate Mr. Geller’s employment without cause at any time by written notice to Mr. Geller. Mr. Geller may terminate his employment at any time by voluntary resignation by written notice to the Company. In the event the Company terminates Mr. Geller’s employment for cause, Mr. Geller voluntarily resigns, the parties agree to mutually terminate Mr. Geller’s employment or a non-renewal of the Agreement Term by either party, Mr. Geller is entitled to the following post termination benefits: (A) his salary for the period ending on the date of termination and any unpaid bonus for the fiscal year ending on or before the date of determination, (B) payments for unused vacation and (C) other payments or benefits provided by any employee benefits plans or arrangements (the “Accrued Benefits”). In the event of Mr. Geller’s death or disability anytime during the Agreement Term and the Company’s termination of Mr. Geller other than for cause or Mr. Geller’s constructive termination prior to or more than 24 months after a Change in Control, Mr. Geller is entitled to the following post termination benefits: (i) Accrued Benefits, (ii) an amount equal to one-twelfth of the sum of his salary then in effect plus the higher of his target bonus ($750,000) or the average of the three most recent annual bonuses earned, which sum is multiplied by the greater of 12 or the number of full and partial months remaining on the then Agreement Term (the “Severance Term”), with such amount payable in equal installments over such period, (iii) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in 12 monthly installments, (iv) continued medical coverage during the Severance Term and (v) RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, the Options immediately vest and remain exercisable for the Severance Term and the Performance Shares and related dividend equivalent RSUs become immediately earned in a number equal to at least 100% of the Target Shares at each earning date, as adjusted to account for the shares earned in excess of 100% for any earning date that has already occurred and become immediately vested. In the event of Mr. Geller’s constructive termination or termination by the Company without cause on or within 24 months following a Change in Control, Mr. Geller is entitled to the following post termination benefits: (a) the Accrued Benefits, (b) a lump-sum amount equal to three times the sum of his salary then in effect plus the higher of $750,000 or the average of the three most recent annual bonuses, (c) a pro-rata target bonus for the elapsed portion of the calendar year through the date of termination payable in lump sum, (d) continued medical coverage for 36 months following the date of termination, (e) RSUs become immediately payable and all restrictions on any restricted stock and other share-based awards lapse, the Options immediately vest and remain exercisable for 36 months following the date of termination, and the Performance Shares and related dividend equivalent RSUs become immediately earned in a number equal to at least 100% of the Target Shares at each earning date, as adjusted to account for the shares earned in excess of 100% for any earning date that has already occurred and become immediately vested. If the Company does not extend the

Agreement Term to December 31, 2010 and a termination due to death, disability, constructive termination or termination without cause occurs after the Agreement Term, Options, RSUs and earned Performance Shares become immediately vested.

The Agreement provides for specified additional gross up payments to hold Mr. Geller harmless for excise taxes and taxes on the additional payments triggered under Section 4999 of the Internal Revenue Code.

The Agreement also contains non-compete, non-solicitation and confidentiality provisions. The non-compete provision applies during the term of employment and for a period of 12 months thereafter unless Mr. Geller is terminated by the Company without cause or has a constructive termination. The non-solicitation of employees provision applies during the term of employment and for a period of 12 months thereafter.

The foregoing description is qualified in its entirety by reference to the Agreement and the related award agreements for the Options, the time vest RSUs and the RSUs to be issued if the Performance Shares are earned, copies of which are filed as exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 7, 2006, between Laurence S. Geller and Strategic Hotels & Resorts, Inc.
10.2	Stock Option Agreement, dated as of September 7, 2006, between Laurence S. Geller and Strategic Hotels & Resorts, Inc.
10.3	Stock Unit Award Agreement, dated as of September 7, 2006, between Laurence S. Geller and Strategic Hotels & Resorts, Inc.
10.4	Form of stock unit award agreement for earned Performance Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

September 11, 2006	By:	/s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel